Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 29, 2015, relating to our audit of the consolidated financial statements and financial highlights, which appear in the November 30, 2014 Annual Report to Shareholders of Aftershock Strategies Fund, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

Denver, Colorado

March 27, 2015